Filed Pursuant to Rule 424(b)(3)
Registration No. No. 333-290114

HORIZON TECHNOLOGY FINANCE CORPORATION
MONROE CAPITAL CORPORATION
Supplement No. 1, dated March 5, 2026, to the
Joint Proxy Statement/Prospectus, dated January 16, 2026

This supplement contains information that amends, supplements or modifies certain information contained in the combined prospectus of Horizon Technology Finance Corporation (“HRZN”), and definitive joint proxy statement of HRZN and Monroe Capital Corporation (“MRCC”), dated January 16, 2026 (the “Joint Proxy Statement/Prospectus”). This supplement is part of, and should be read in conjunction with, the Joint Proxy Statement/Prospectus. The Joint Proxy Statement/Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and is available free of charge at www.sec.gov or by calling HRZN at (860) 676-8654, or by writing to HRZN at 312 Farmington Avenue, Farmington, Connecticut 06032, Attention: Investor Relations, or by calling MRCC at (312) 258-8300, or by writing to MRCC at 155 North Wacker Drive, 35th Floor, Chicago, Illinois 60606, Attention: Investor Relations. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Joint Proxy Statement/Prospectus.

INCORPORATION BY REFERENCE FOR HRZN

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	HRZN’s Annual Report on Form 10-K for the period ended December 31, 2025, filed with the SEC on March 3, 2026; and

•	HRZN’s Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 11, 2026.

INCORPORATION BY REFERENCE FOR MRCC

This supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	MRCC’s Annual Report on Form 10-K for the period ended December 31, 2025, filed with the SEC on March 5, 2026; and

•	MRCC’s Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 15, 2026.